UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Under § 240.14a-12

Airgas, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)      Amount Previously Paid:
(2)      Form, Schedule or Registration Statement No.:
(3)      Filing Party:
(4)      Date Filed:

Interoffice Memo

Airgas, Inc.
259 N. Radnor Chester Road
Suite 100
Radnor, PA  19087
610-687-5253
www.airgas.com
To:                          All Airgas Associates
From:                   Peter McCausland
Date:                     February 5, 2016
Subject:             2016 Special Meeting & Proxy

On Tuesday, February 23, 2016, Airgas will hold a Special Meeting of Stockholders to consider and vote on a proposal to adopt the Agreement and Plan of Merger with Air Liquide. Many of our associates are Airgas stockholders, whether through the Employee Stock Purchase Plan, the 401(k) plan, individual share ownership, or a combination thereof.
If you are a stockholder, you should have received the Proxy Statement covering this merger agreement at your mailing address, or if you had elected to receive proxy materials electronically, via email. Stockholders of record as of the close of business on January 22, 2016, are entitled to vote.
I urge you to take the time to study the Proxy Statement and follow the instructions on the proxy card or provided by your broker to cast your vote by Internet, phone, or mail in time for the Special Meeting. To ensure it is properly counted, I encourage you to cast your vote immediately or no later than Monday, February 15, 2016.
If you did not receive or have misplaced your proxy materials, or if you need assistance in voting your shares, please contact our proxy solicitor, Innisfree M&A Incorporated, at 888-750-5834.
Regardless of how you vote, it is important that as an Airgas stockholder your voice is heard.

Please print and post the attached PDF for those not on the email system.

Important Additional Information and Where to Find It

In connection with the proposed acquisition of Airgas, Inc. ("Airgas") by L'Air Liquide, S.A.,  Airgas has filed with the U.S. Securities and Exchange Commission (the "SEC")  and mailed or otherwise provided to its stockholders a definitive proxy statement regarding the proposed transaction. BEFORE MAKING ANY VOTING DECISION, AIRGAS STOCKHOLDERS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.  Investors and security holders may obtain a free copy of the proxy statement and other documents that Airgas files with the SEC (when available) from the SEC's website at www.sec.gov and Airgas' website at http://investor.shareholder.com/arg/. In addition, the proxy statement and other documents filed by Airgas with the SEC (when available) may be obtained from Airgas free of charge by directing a request to Joseph Marczely, Manager, Investor Relations, Airgas, Inc., 259 N. Radnor-Chester Road, Radnor, PA 19087-5283, Phone: 610-263-8277.

Airgas and its directors, executive officers and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from Airgas stockholders with respect to the proposed acquisition of Airgas. Security holders may obtain information regarding the names, affiliations and interests of such individuals in Airgas' Annual Report on Form 10-K for the fiscal year ended March 31, 2015 and proxy statement for its 2015 annual meeting of stockholders. Additional information regarding the interests of such individuals in the proposed acquisition of Airgas is in the proxy statement relating to such acquisition. These documents may be obtained free of charge from the SEC's website at www.sec.gov and Airgas' website at http://investor.shareholder.com/arg/.